SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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SCIOS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of a letter prepared by Johnson & Johnson that was distributed by email to employees of Scios Inc. by Scios Inc. on February 26, 2003:

February 26, 2003

Executive Committee

Company Group Chairman

Domestic Presidents and General Managers

International Vice Presidents and Area Managers

Corporate Department Heads

International Managing Directors

William J. Quinn

This announces the appointment of Bill Quinn as Scios Transition Manager and a member of the Scios “Partnership for Growth” Steering Committee. One of the reasons for the Johnson & Johnson and Scios merger is to more quickly realize the full potential of NATRECOR® and to bring significant new products to market. Scios will strengthen our growing cardiovascular franchise and broaden our pipeline with several potential new molecular entities.

Merger transitions can be complex. In major acquisitions, experience has shown that business leaders can seldom run their business and accomplish their transition responsibilities without help. We learned from recent mergers that the transition manager provided significant assistance to the leaders of the newly acquired company and Johnson & Johnson employees. The transition manager position is considered a best practice and strengthens our ability to fully realize the merger’s potential. Working closely with both companies, Bill will:

•	Coordinate the development of Partnership for Growth plans
•	Coordinate the development and implementation of communications until closing
•	Act as the initial contact point between Scios and Johnson & Johnson to coordinate requests and communications.

This is a temporary assignment that includes transition planning and after closing, implementation over a number of months. During this period, Bill will remain the leader of Johnson & Johnson Headquarters Services but will devote all the time needed to the transition.

Bill has degrees from The United States Military Academy and Harvard Business School. He joined Johnson & Johnson in 1980, serving in marketing and operations. He started and led the Johnson & Johnson Cross Functional Team with Wal-Mart that has become the model for customer partnerships. He was also Vice President Worldwide Quality Management and chairs the world headquarters diversity team. We selected Bill for this assignment based on his experience with implementing change within multiple cultures, his worldwide knowledge of Johnson & Johnson and his experience as the transition manager for DePuy, Centocor and Alza.

Please give Bill your support and best wishes in this temporary assignment.

Russ Deyo	Chris Poon

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ADDITIONAL INFORMATION

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which may include statements concerning the proposed merger with Johnson & Johnson and strategic plans, expectations, and objectives for future operations. We generally identify such forward-looking statements using words like “estimate,” “believe,” “intend,” “expect,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate” or similar statements. Statements that are not historical facts are forward-looking statements based on current assumptions that involve risks and uncertainties. These risks and uncertainties may include the sales penetration and success of Natrecor, the success of clinical trials of Natrecor and our pipeline products, the failure to complete the proposed merger in a timely manner, the inability to obtain Scios shareholder or regulatory approvals or to satisfy other conditions to the merger, actions of governmental entities, and costs related to the merger, as well as other risks detailed from time to time in the reports filed by Scios with the SEC, including the Company’s quarterly reports and annual report on Form 10-K. Actual results, performance or achievements of Scios may differ significantly from those described in these forward-looking statements. Scios disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.

In connection with the proposed merger, Scios will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY SCIOS THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM SCIOS BY DIRECTING THEIR REQUEST TO: INVESTOR RELATIONS, SCIOS INC., 820 WEST MAUDE AVENUE, SUNNYVALE, CA 94085; PHONE (877) 847-7246.

Scios and its directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Scios’ stockholders in connection with the proposed merger is set forth in Scios’ annual report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 15, 2002 and proxy statement for its 2002 annual meeting of stockholders filed with the SEC on March 21, 2002. Additional information will be set forth in the proxy statement when it is filed with the SEC.